EXHIBIT 10.2



                   AGREEMENT TO DISCHARGE DEBT OF BACK SALARY





Diversified Product Inspections, Inc., is indebted to me for back salary, totaling $120,977.00.  I am willing to accept 120,977 shares of the Company's Common Stock as payment in full for this debt.





Signed this16th day of November, 2000, in Oak Ridge, Tennessee.



Print Name:       John VanZyll



Signature:/s/ John VanZyll